UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2022
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Board Class. In September 2021, valued longtime director Dr. Joanne Smith passed away, resulting in the Board of Directors (the “Board”) of AptarGroup, Inc. (the “Company”) having uneven Board classes. The Company’s Amended and Restated Certificate of Incorporation requires membership of the Board’s three director classes to be as nearly equal in number as possible. In order to achieve three director classes as nearly equal in number as possible, the Board determined that one of its members should be reclassified from the class with a term expiring at the Company’s 2022 Annual Meeting of Stockholders to a class with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Accordingly, effective January 19, 2022, Candace Matthews, a member of the Board, resigned from her position as a Board member of the class with a term expiring at the Company’s 2022 Annual Meeting of Stockholders, subject to and conditioned upon her immediate reappointment as a Board member of the class with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. The Board accepted Ms. Matthews’ resignation and immediately reappointed her as a Board member of the class with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. The resignation and reappointment of Ms. Matthews was effected solely for the purpose of reclassifying the members of the Board into three classes as nearly equal in number as possible, and for all other purposes, Ms. Matthews’ service on the Board is deemed to have continued uninterrupted.

Following Ms. Matthews’ reappointment as a Board member of the class with a term expiring at the Company’s 2023 Annual Meeting of Stockholders, the Company’s classes of directors with terms expiring at the Company’s 2022 Annual Meeting of Stockholders and 2023 Annual Meeting of Stockholders consist of three members and the Company’s class of directors with a term expiring at the Company’s 2024 Annual Meeting of Stockholders consists of four members. There were no changes to Ms. Matthews’ committee assignments or compensation as a non- employee director as a result of the resignation and reappointment.

Employment Agreement. On January 25, 2022, the Company and Gael Touya entered into an Expatriate Letter Agreement (the “Expatriate Agreement”) pursuant to which (i) Mr. Touya’s existing employment agreement is suspended while he is on assignment with the Company in the United States and (ii) Mr. Touya will receive compensation and benefits consistent with similarly-situated employees of the Company on an expatriate assignment or as otherwise approved by the Management Development and Compensation Committee of the Board, which includes, among other items, a company car, educational assistance, a housing allowance and tax equalization payments. The foregoing description is qualified in its entirety by reference to the Expatriate Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Expatriate Letter Agreement dated as of January 25, 2022 among AptarGroup, Inc., Aptar Europe Holding SAS and Gael Touya, including the Employment Contract Amendment Suspending the French Contract.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: January 25, 2022	By:	/s/ Kimberly Y. Chainey
Kimberly Y. Chainey
Executive Vice President, Chief Legal Officer and Corporate Secretary